Exhibit 21

SELECTIVE INSURANCE GROUP, INC., SUBSIDIARIES AS OF DECEMBER 31, 2005

			Percentage
Jurisdiction			voting
in which			securities
Name	organized	Parent	owned

SelecTech, LLC	New Jersey	Selective Way Insurance Company	75%

		Selective Insurance Company of the Southeast	25%

Selective Auto Insurance Company of New Jersey	New Jersey	Selective Insurance Group, Inc	100%

Selective HR Solutions, Inc.	Florida	Selective Insurance Group, Inc.	100%

Selective Insurance Company of America	New Jersey	Selective Insurance Group, Inc.	100%

Selective Insurance Company of New England	Maine	Selective Insurance Group, Inc.	100%

Selective Insurance Company of New York	New York	Selective Insurance Group, Inc.	100%

Selective Insurance Company of South Carolina	South Carolina	Selective Insurance Group, Inc.	100%

Selective Insurance Company of the Southeast	North Carolina	Selective Insurance Group, Inc.	100%

Selective Technical Administrative Resources, Inc.	New Jersey	Selective Insurance Group, Inc.	100%

Selective Way Insurance Company	New Jersey	Selective Insurance Group, Inc.	100%

SRM Insurance Brokerage, LLC	New Jersey	Selective Way Insurance Company	75%

		Selective Insurance Company of the Southeast	25%

Wantage Avenue Holding Company Inc.	New Jersey	Selective Insurance Company of America	100%